EXHIBIT 1
200FZfvqTouDH0QM?
200FZfvqTouDH0QM?
VDI-W10-PF-0640
WILDFIRE NEW PUBCO, Donnelley Financial 22.12.6.0 ADG rudob0cm
27-Jan-2023 00:18 EST 364800 TX 124 12* RESALE S-1 START PAGE
NYB 27-Jan-2023 23:00 EST CURR PS PMT 1C
PRINCIPAL SECURITYHOLDERS
The following table and accompanying footnotes set forth information with respect to the beneficial ownership of Common Stock, as of January 24, 2023 after the completion of the Business Combination, for (1) each person known by us to be the beneficial owner of more than 5% of our outstanding shares of our Common Stock,
(2) each member of the Board,
(3) each of our named executive officers and
(4) all of the members of the Board
and our executive officers, as a group. Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Shares of Common Stock issuable pursuant to options or warrants are deemed to be outstanding for purposes of computing the beneficial ownership percentage of the person or group holding such options or warrants but are not deemed to be outstanding for purposes of computing the beneficial ownership percentage of any other person. In addition, in calculating percentages of shares of our Common Stock owned by any holder of Series A Preferred Stock, we have assumed that particular holder has exercised its conversion rights at a conversion price of $11.00 per share on February 24, 2023 and treated as outstanding the number of shares of our Common Stock issuable to that particular holder upon conversion of that particular holders shares of our Series A Preferred Stock, and we did not assume the conversion or exercise of any other holders Series A Preferred Stock in calculating the percentage ownership of any other holder listed below.
As of January 24, 2023 after the completion of the Business Combination, there were outstanding 43,769,290 shares of our Common Stock.
Unless otherwise noted in the footnotes to the following table, and subject to applicable community property laws, the persons and entities named in the table have sole voting and investment power with respect to their beneficially owned shares of Common Stock.
Name and Address of Beneficial Owner

Directors and Named Executive Officers of Bridger
JeffreyE.Kelter(1) ............................
Debra Coleman ...............................
DeanHeller .................................
ToddHirsch .................................
WymanHoward ..............................
McAndrewRudisill(2) ..........................
RobertF.Savage(1) ............................
TimothySheehy(3) ............................
MatthewSheehy(4) ............................
JamesMuchmore(5) ...........................
All Directors and Executive Officers of Bridger
as a Group (12 individuals) ....................

Other 5% Shareholders
AvenueCapital(6) .............................
BaringsLLC(7) ...............................
Bear Creek(8) .................................
Blackstone(9) .................................
JCIC Sponsor LLC(10) ..........................
JPMorganChaseFundingInc.(11) ................
ThomasJermoluk(1) ...........................

* Denotes less than 1%.
Number %of of Shares of Outstanding Common Shares of Stock Common Stock 2,528,189 5.8% 194,436 * 194,436 *



5,105,115 11.7% 2,528,189 5.8% 10,030,955 22.9% 9,984,831 22.8% 1,873,090 4.3%
30,105,488 68.8%
3,042,151 6.5% 4,816,738 9.9%
4,375,186 9.6% 9,624,610 22%
2,528,189 5.8% 19,520,472 30.8% 2,528,189 5.8%

200FZfvqTou17#cMr
200FZfvqTou17#cMr
VDI-W10-PF-1063
WILDFIRE NEW PUBCO, Donnelley Financial 22.12.6.0
ADG kale50ap 27-Jan-2023 00:13 EST 364800 TX 125 9* RESALE S-1 None
NYB 27-Jan-2023 23:00 EST CURR PS PMT 1C
(1)
(2)
(3)
(4)
(5) (6)
(7) Unless otherwise noted, the business address of each of the following individuals is c/o Bridger Aerospace Group Holdings, Inc.,
90 Aviation Lane, Belgrade, MT 59714. Represents shares of Common Stock held by JCIC Sponsor and includes the Earnout Shares. JCIC Sponsor is controlled indirectly by Messrs. Kelter, Savage and Jermoluk. The business address of each of the individuals is c/o JCIC Sponsor LLC, 386 Park Avenue South, FL 20 New York, NY 10016.
Consists of 2,255,470 shares of Common Stock held by Pelagic Capital Advisors LLC and 2,849,645 shares of
Common Stock held by PCAO LLC, each of which are managed by Mr. Rudisill. Mr. Rudisill received RSUs with respect to 1,451,874 shares of Common Stock, 725,937 of which vested upon the Closing but will settle after January 24, 2024.
Consists of 2,081,409 shares of Common Stock held by Turtle Lake Holding Company, LLC, 6,045,985 shares of Common Stock held by the Timothy P. Sheehy Revocable Trust, and 1,903,561 shares of Common Stock held by ElementCompany, LLC.
Turtle Lake Holding Company, LLC is managed by Mr. Timothy Sheehy, and Mr. Timothy Sheehy is the trustee of the Timothy P. Sheehy Revocable Trust. ElementCompany, LLC is co-managed by Mr. Matthew Sheehy and Mr. Timothy Sheehy. Mr. Timothy Sheehy received RSUs with respect to 1,742,182 shares of Common Stock, 871,091 of which vested upon the Closing but will settle after January 24, 2024. Consists of 7,385,943 shares of Common Stock held by Red Cloud Holding Investments, LLC, 695,327 shares of Common Stock held by the Matthew P. Sheehy Revocable Trust, and 1,903,561 shares of Common Stock held by ElementCompany, LLC. Red Cloud Holding Investments, LLC is managed by Mr. Matthew Sheehy, and Mr. Matthew Sheehy is the trustee of the Matthew P. Sheehy Revocable Trust. ElementCompany, LLC is co-managed by
Mr. Matthew Sheehy and Mr. Timothy Sheehy. Mr. Matthew Sheehy received
RSUs with respect to 1,161,455 shares of Common Stock, 580,728 of which vested upon the Closing but will settle after January 24, 2024. Consists of shares of 1,873,090 Common Stock held by Black River Group LLC, which is managed by Mr. Muchmore. Mr. Muchmore received RSUs with respect to 871,147 shares of Common Stock, 87,115 of which vested upon the Closing but will settle after January 24, 2024. Consists of 31,578.947368 shares of Series A Preferred Stock that are convertible at the election of the holder into shares of Common Stock pursuant to the terms of such Series
A Preferred Stock. These shares are held by ASSF Holdings, L.P., which is 100% owned by Avenue
Sustainable Solutions Fund, L.P. (ASSF).
Avenue Capital Management II, L.P. (ACMII) serves as the investment manager of ASSF. ACMII may be deemed to have or to share voting and investment power with respect to the shares held by ASSF. Avenue Capital Management II GenPar, LLC is the general partner of ACMII.
Marc Lasry is the managing member of Avenue Capital Management II GenPar, LLC. Marc Lasry may be deemed to be the indirect beneficial owner of the securities reported by ASSF by reason of his ability to direct the vote and/or disposition of such securities, and his pecuniary interest in such shares (within the meaning of Rule 16a-1(a)(2) under the Exchange Act) is a fractional interest in such amount. The address for the foregoing person is 11 West 42nd Street, 9th Floor, New York, New York 10036. Consists of 4,250.000000 shares of Series A Preferred Stock held by
Barings SS4 (LUX) LLC; 750.000000 shares of Series A Preferred Stock held by Barings Global Special Situations Credit Fund 4 (Delaware), L.P.; 14,618.000000 shares of Series A Preferred Stock held by Barings BDC, Inc.; 7,309.000000 shares of Series A Preferred Stock held by
Barings Capital Investment Corporation; 17,725.000000 shares of
Series A Preferred Stock held by Barings Private Credit Corporation;
365.000000 shares of Series A Preferred Stock held by
Barings Corporate Investors; 183.000000 shares of
Series A Preferred Stock held by Barings Participation Investors;
and 4,800.000000 shares of Series A Preferred Stock held by Martello Re Limited, all of which are convertible at the election of the holder into shares of Common Stock pursuant to the terms of such Series A Preferred Stock.
Barings LLC acts as the investment adviser to the entities and/or funds included in the prior sentence, and therefore has the power to vote and dispose of the aggregate of such shares of Series A Preferred Stock.
Barings LLC expressly disclaims beneficial ownership of any securities reported herein except to the extent Barings LLC exercises voting or dispositive power with respect to such securities. Barings LLC is a registered investment adviser with its principal place of business being 300 South Tryon, Suite 2500, Charlotte, NC 28202.


200FZfvqTofMQ$vMb
200FZfvqTofMQ$vMb
VDI-W10-PF-0093
WILDFIRE NEW PUBCO, Donnelley Financial 22.12.6.0 ADG
patis0in 26-Jan-2023 05:55 EST 364800 TX 126 8* RESALE S-1 None
NYB 27-Jan-2023 23:00 EST CURR PS PMT 1C
(8)
Consists of 21,052.631579 shares of Series A Preferred Stock that are convertible at the election of the holder into shares of Common Stock pursuant to the terms of such Series
A Preferred Stock held by BC Super Scooper LLC (Bear Creek LLC) and 2,347,085 shares of Common Stock held by Bear Creek Products
2018-1 (CNI), LLLP (Bear Creek LLLP). BCGP-2016, LLC (Bear Creek GP) is the manager and general partner of Bear Creek LLC and Bear Creek LLLP, respectively. Joseph H. M. Roddy is the manager of Bear Creek GP. Joseph H. M. Roddy may be deemed to beneficially own the securities held directly or indirectly by Bear Creek LLC, Bear Creek LLLP and Bear Creek GP. The address for Bear Creek LLC, Bear Creek LLLP, Bear Creek GP, and
Joseph H. M. Roddy is 1200 17th Street, Suite 970, Denver, Colorado 80202.

(9)
Consists of 9,389,895 shares of Common Stock held by BTO Grannus Holdings IV NQ LLC
(BTO Grannus IV), 162,194 shares of Common Stock held by Blackstone Tactical Opportunities Fund FD L.P. (BTOF FD) and 75,521 shares of Common Stock held by Blackstone Family Tactical Opportunities Investment Partnership III NQ ESC L.P. (BFTOIP III).


BTO Grannus IV is managed by Grannus Holdings Manager  NQ L.L.C. and
Blackstone Tactical Opportunities Advisors L.L.C. is the investment adviser to BTO Grannus IV. The managing member of Blackstone Tactical Opportunities Advisors L.L.C. is Blackstone Intermediary Holdco L.L.C. The sole member of Blackstone Intermediary Holdco L.L.C. is Blackstone Securities Partners L.P. The general partner of Blackstone Securities Partners L.P.
is Blackstone Advisory
Services L.L.C. The sole member of Blackstone Advisory Services L.L.C.
is Blackstone Holdings I L.P.
The general partner of BFTOIP III is BTO  NQ Side-by-Side GP L.L.C.
The sole member of BTO-NQ Side-by-Side GP L.L.C. is Blackstone Holdings II L.P. The general partner with management authority over BTOF FD with respect to Common Stock held thereby is
Blackstone Tactical Opportunities Associates III  NQ L.P.
The general partner of Blackstone
Tactical Opportunities Associates III NQ L.P.
is BTO DE GP NQ L.L.C. The managing member of BTO DE GP NQ L.L.C. is Blackstone Holdings II L.P.
The general partner of Blackstone Holdings I L.P. and
Blackstone Holdings II L.P.
is Blackstone Holdings I/II GP L.L.C. The sole member of
Blackstone Holdings I/II GP L.L.C.
is Blackstone Inc. The sole holder of the Series II preferred stock of Blackstone Inc. is
Blackstone Group Management L.L.C. Blackstone Group Management L.L.C.
is wholly-owned by Blackstones senior managing
directors and controlled by its founder,
Stephen A. Schwarzman.
Each of the Blackstone entities described in this footnote and Mr. Schwarzman (other than to the extent it or he directly holds securities as described herein)
may be deemed to beneficially own the securities directly
or indirectly controlled
by such Blackstone entities or him, but each disclaims beneficial ownership of such securities.
The address of each of such Blackstone entities and
Mr. Schwarzman is c/o Blackstone Inc.,
345 Park Avenue, New York, New York 10154.
(10)
JCIC Sponsor is controlled indirectly by Messrs. Kelter, Savage and Jermoluk. JCIC Sponsors business address is
386 Park Avenue South, FL 20 New York, NY 10016.

(11)
Consists of 202,631.578948 shares of Series A Preferred Stock that are convertible at the election of the holder into shares of Common Stock pursuant to the terms of such Series A Preferred Stock. JPMorgan Chase Funding Inc. is a wholly-owned subsidiary of publicly traded
JPMorgan Chase & Co., the board of directors and chief executive officer of which are identified in JPMorgan Chase & Co.s filings with the SEC. The address for JPMorgan Chase Funding Inc.
is 383 Madison Avenue, New York, NY 10179.



200FZfvqToe&e6ot
200FZfvqToe&e6ot
VDI-W10-PF-0395
WILDFIRE NEW PUBCO, Donnelley Financial 22.12.6.0 ADG kumbh0ap 26-Jan-2023 05:29 EST 364800 TX 127 9*
RESALE S-1 START PAGE
NYB 27-Jan-2023 23:00 EST CURR PS PMT 1C
SELLING HOLDERS
This prospectus relates to the resale by the Selling Holders from time to time of
(i) up to 116,506,289 shares of Common Stock (including 9,400,000 shares of Common Stock that may be issued upon exercise of the Private Placement Warrants, 65,421,356 shares of Common Stock that may be issued upon conversion of the Series A
Preferred Stock
and 41,684,933 shares of Common Stock held by certain Selling Holders) and (ii) up to an aggregate of 9,400,000 Private Placement Warrants.
The Selling Holders
may from time to time offer and sell any or all of the shares of Common Stock, shares of Common Stock issuable upon the conversion of Series
A Preferred Stock,
shares of Common Stock issuable upon the exercise of the Warrants set forth below pursuant to this prospectus, and Private Placement Warrants.
The table below is prepared based on information provided to us by the Selling Holders.
It sets forth the name and address of the Selling Holders and other information regarding the beneficial ownership of the shares of Common Stock by each of the Selling Holders and of the Private Placement Warrants by the applicable Selling Holders.
In the table below, the second column lists the number of shares of Common Stock beneficially owned by each Selling Holder prior to the offering; the third column lists the maximum number of shares of Common Stock to be sold pursuant to this prospectus by the Selling Holders; the fourth column lists the number of shares of Common Stock beneficially owned after the sale of all of the shares offered by each Selling Holder pursuant to this prospectus; the fifth column lists the number of Private Placement Warrants beneficially owned by each Selling Holder prior to the offering; the sixth column lists the maximum number of Private Placement Warrants being offered by this prospectus by each Selling Holder; the seventh column lists the number of Private
Placement Warrants beneficially owned after the sale of all of the Private Placement Warrants offered by each Selling Holder pursuant to this prospectus; and the eight column lists the percentage of outstanding Common Stock beneficially owned after the offered shares of Common Stock and Private Placement Warrants are sold pursuant to this prospectus.
The table below has been prepared based on information supplied to us by or on behalf of the Selling Holders, and reflects holdings as of January 26, 2023. Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Shares of Common Stock issuable pursuant to options or warrants are deemed to be outstanding for purposes of computing the beneficial ownership percentage of the person or group holding such options or warrants but are not deemed to be outstanding for purposes of computing the beneficial ownership percentage of any other person.
As of January 26, 2023, there were outstanding 43,769,290 shares of our Common Stock. We cannot advise you as to whether the Selling
Holders will in fact sell any or all of the securities set forth in the table below. See the section of this prospectus entitled
Plan of Distribution. In addition, the Selling Holders may sell, transfer or otherwise dispose of, at any time and from time to time, such securities in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus. For purposes of the below table, unless otherwise indicated below, we have assumed that the Selling Holders will have sold all of the securities covered by this prospectus upon the completion of the offering.
Unless otherwise indicated, the address of each Selling Holder named in the table below is c/o Bridger Aerospace Group Holdings, Inc., 90 Aviation Lane, Belgrade, MT 59714.



200FZfvqTou9b3cMB
200FZfvqTou9b3cMB
VDI-W10-PF-1072
WILDFIRE NEW PUBCO, Donnelley Financial 22.12.6.0 ADG tomar0ap
27-Jan-2023 00:17 EST 364800 TX 128 20* RESALE S-1 None
NYB 27-Jan-2023 23:00 EST CURR PS PMT 1C
Shares of Common Stock and Private Placement Warrants
Maximum Percentage of
Maximum Number of Outstanding
Number of Number of Private Number of Common Stock
Shares of Private Placement Private Beneficially
Number of Common Number of Placement Warrants Placement Owned After
Shares of Stock Shares of Warrants to be Sold Warrants the Offered
Common Stock to be Sold Common Stock Owned Pursuant Owned Shares of
Name of Selling Holder Owned Prior Pursuant to Owned After Prior to
this After Common Stock and Addresses to Offering this Prospectus
Offering Offering Prospectus Offering are Sold
Directors and Executive Officers
DebraColeman  194,436 194,436
EricGerratt ............
DeanHeller ............ 194,436 194,436
ToddHirsch ...........
WymanHoward ........
Jeffrey E. Kelter ........ 2,528,189 2,528,189  9,400,000 9,400,000
James Muchmore ....... 1,873,090 1,873,090
McAndrew Rudisill ..... 5,105,115 5,105,115
Robert F. Savage ....... 2,528,189 2,528,189  9,400,000 9,400,000
Matthew Sheehy ........ 9,984,831 9,984,831
Timothy Sheehy ........ 10,030,955 10,030,955
DarrenWilkins ......... 194,436 194,436
Other Selling Holders Avenue Capital ......... 3,042,151 6,542,136
BaringsLLC ........... 4,816,738 10,358,378
BearCreek ............ 4,375,186 6,708,509
Blackstone ............ 9,624,610 9,624,610
JP Morgan Chase Funding Inc. ................ 19,520,472 41,978,706
JCIC Sponsor LLC ...... 2,528,189 2,528,189  9,400,000 9,400,000
SamBeck ............. 287,263 287,263 TimCherwin ........... 359,078 359,078
JamesH.Clark .........
DaveCrisp ............ 28,726 28,726
LeeDingman .......... 71,815 71,815
HeatherHartnett ........ 25,000 25,000
Thomas Jermoluk ....... 2,528,189 2,528,189 9,400,000 9,400,000
SamirKaul ............ 25,000 25,000
KevinMcDonnel ....... 143,631 143,631
RichardNoll ........... 25,000 25,000
LaurenD.Ores ......... 0 0
JoelPiniero ............ 43,089 43,089
SteveTaylor ........... 359,078 359,078
MikeTragai ........... 143,631 143,631
* Less than 1%
(1)
The shares of Common Stock and Private Placement Warrants are held by JCIC Sponsor and include the Earnout Shares.
JCIC Sponsor is controlled indirectly by Messrs. Kelter, Savage and Jermoluk.

(2)
Consists of shares of Common Stock held by Black River
Group LLC, which is managed by Mr. Muchmore.

(3)
Consists of 2,255,470 shares of Common Stock held by Pelagic Capital Advisors LLC and 2,849,645 shares of
Common Stock held by PCAO LLC, each of which are managed by Mr. Rudisill.

(4)
Consists of 7,385,953 shares of Common Stock held by Red Cloud Holding Investments, LLC, 695,327 shares of
Common Stock held by the Matthew P. Sheehy Revocable Trust, and 1,903,561 shares of Common Stock held by ElementCompany, LLC.
Red Cloud Holding Investments, LLC and the Matthew P. Sheehy Revocable Trust are managed by Mr. Matthew Sheehy, and ElementCompany, LLC is co-managed by Mr. Matthew Sheehy and Mr. Timothy Sheehy.

(5)
Consists of 2,081,409 shares of Common Stock held by Turtle Lake Holding Company, LLC,
6,045,985 shares of Common Stock held by the Timothy P. Sheehy Revocable Trust, and
1,903,561 shares of Common Stock held by ElementCompany, LLC.
Turtle Lake Holding Company, LLC and the Timothy

P. Sheehy Revocable Trust are managed by Mr. Timothy Sheehy, and
ElementCompany, LLC is co-managed by Mr. Matthew Sheehy and Mr. Timothy Sheehy.

(6)
Consists of 31,578.947368 shares of our Series A Preferred Stock that are convertible at the election of the holder into shares of our Common Stock pursuant to the terms of such Series A Preferred Stock. These shares are held by ASSF Holdings, L.P., which is 100% owned by Avenue
Sustainable Solutions Fund, L.P. (ASSF).
Avenue Capital Management II, L.P. (ACMII) serves as the investment manager of ASSF. ACMII may be deemed to have or to share voting and investment power with respect to the shares held by ASSF. Avenue




200FZfvqTouBcLPt4
200FZfvqTouBcLPt4
VDI-W10-PF-1022
WILDFIRE NEW PUBCO, Donnelley Financial 22.12.6.0
ADG aartk0an 27-Jan-2023 00:17 EST 364800 TX 129 13*
RESALE S-1 None
NYB 27-Jan-2023 23:00 EST CURR PS PMT 1C
(7)
(8)
(9)
Capital Management II GenPar, LLC is the general partner of ACMII.
Marc Lasry is the managing member of Avenue Capital Management II GenPar, LLC. Marc Lasry may be deemed to be the indirect beneficial owner of the securities reported by ASSF by reason of his ability to direct the vote and/or disposition of such securities, and his pecuniary interest in such shares
(within the meaning of Rule 16a-1(a)(2) under the Exchange Act) is a fractional interest in such amount.
Maximum Number of Shares of Common Stock to be Sold Pursuant to this
Prospectus includes 3,499,985 shares of Common Stock not currently beneficially owned but that may be issuable upon the conversion of shares of Series A Preferred Stock.
Each share of Series A Preferred Stock is convertible at the holders election at a fixed conversion price of $11.00 per share of Common Stock and accrues interest daily at a rate equal to (i) 7.00% per annum on the Series A Preferred Stated Value (as defined in the Amended and
Restated Charter) of such share of Series A Preferred Stock for the period from (and including) January 24, 2023 to (but excluding)
April 25, 2028, (ii) 9.00% per annum on the Series A Preferred Stated
Value of such share of Series A Preferred Stock for the period from (and including) April 25, 2028 to (but excluding) April 25, 2029, and
(iii) 11.00% per annum from and after April 25, 2029 until maturity on April 25, 2032. Consists of 4,250 shares of our Series A Preferred Stock held by Barings SS4 (LUX) LLC; 750 shares of our Series A Preferred Stock held by Barings Global Special Situations Credit Fund 4 (Delaware), L.P.; 14,618 shares of our Series A Preferred Stock held by Barings BDC, Inc.;
7,309 shares of our Series A Preferred Stock held by Barings Capital
Investment Corporation; 17,725 shares of our Series A Preferred Stock held by Barings Private Credit Corporation; 365 shares of our Series A
Preferred Stock held by Barings Corporate Investors;
183 shares of our Series A Preferred Stock held by Barings
Participation Investors; and 4,800 shares of our Series A Preferred Stock held by Martello Re Limited, all of which are convertible at the election of the holder into shares of our Common Stock pursuant to the terms of such Series A Preferred Stock. Barings LLC acts as the investment adviser to the entities and/or funds included in the prior sentence, and therefore has the power to vote and dispose of the aggregate of such shares of our Series A Preferred Stock. Barings LLC expressly disclaims beneficial ownership of any securities reported herein except to the extent Barings LLC exercises voting or dispositive power with respect to such securities. Barings LLC is a registered investment adviser. Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus includes
5,541,640 shares of Common Stock not currently beneficially owned but that may be issuable upon the conversion of shares of Series A Preferred
Stock. Each share of Series A Preferred Stock is convertible at the holders election at a fixed conversion price of $11.00 per share of Common Stock and accrues interest daily at a rate equal to
(i) 7.00% per annum on the Series A Preferred Stated Value
(as defined in the Amended and Restated Charter) of such share of Series A Preferred Stock for the period from (and including)
January 24, 2023 to (but excluding) April 25, 2028, (ii) 9.00% per annum on the Series A Preferred Stated Value of such share of Series A Preferred Stock for the period from (and including) April 25, 2028 to (but excluding) April 25, 2029, and (iii) 11.00% per annum from and after April 25, 2029 until maturity on April 25, 2032. Consists of 21,052.631579 shares of Series A Preferred Stock that are convertible at the election of the holder into shares of Common Stock pursuant to the terms of such Series A Preferred Stock held by BC Super Scooper LLC (Bear Creek LLC) and 2,347,085 shares of Common Stock held by Bear Creek Products 2018-1 (CNI), LLLP (Bear Creek LLLP).
BCGP-2016, LLC (Bear Creek GP) is the manager and general partner of Bear Creek LLC and Bear Creek LLLP, respectively. Joseph H. M. Roddy is the manager of Bear Creek GP. Joseph H. M. Roddy may be deemed to beneficially own the securities held directly or indirectly by Bear Creek LLC, Bear Creek LLLP and Bear Creek GP. The address for
Bear Creek LLC, Bear Creek LLLP, Bear Creek GP, and Joseph H. M. Roddy is 1200 17th Street, Suite 970, Denver, Colorado 80202. Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus includes 2,333,323 shares of Common Stock not currently beneficially owned but that may be issuable upon the conversion of shares of Series A
Preferred Stock. Each share of Series A Preferred Stock is convertible at the holders election at a fixed conversion price of $11.00 per share of Common Stock and accrues interest daily at a rate equal to (i) 7.00% per annum on the Series A Preferred Stated
Value (as defined in the Amended and Restated Charter) of such share of Series A Preferred Stock for the period from (and including)
January 24, 2023 to (but excluding) April 25, 2028, (ii) 9.00% per annum on the Series A Preferred Stated Value of such share of Series A
Preferred Stock for the period from (and including) April 25, 2028 to (but excluding) April 25, 2029, and (iii) 11.00% per annum from and after April 25, 2029 until maturity on April 25, 2032.
Consists of 9,389,895 shares of Common Stock held by BTO Grannus
Holdings IV NQ LLC (BTO Grannus IV),162,194 shares of Common Stock held by Blackstone Tactical Opportunities Fund FD L.P. (BTOF FD) and 72,521 shares of Common Stock held by Blackstone Family
Tactical Opportunities
Investment Partnership III NQ  ESC L.P. (BFTOIP III).


200FZfvqTouBpivM:
200FZfvqTouBpivM:
VDI-W10-PF-1022
WILDFIRE NEW PUBCO, Donnelley Financial 22.12.6.0 ADG
aartk0an 27-Jan-2023 00:17 EST 364800 TX 130 15*
RESALE S-1 None
NYB 27-Jan-2023 23:00 EST CURR PS PMT 1C
BTO Grannus III is managed by Grannus Holdings Manager NQ L.L.C.
and Blackstone Tactical Opportunities Advisors L.L.C. is the investment adviser to BTO Grannus IV. The managing member of Blackstone Tactical Opportunities Advisors L.L.C.
is Blackstone Intermediary Holdco L.L.C. The sole member of Blackstone Intermediary Holdco L.L.C. is Blackstone Securities Partners L.P. The general partner of Blackstone Securities Partners L.P. is Blackstone Advisory Services L.L.C. The sole member of Blackstone Advisory Services L.L.C.
is Blackstone Holdings I L.P.
The general partner of BFTOIP III is BTO  NQ Side-by-Side GP L.L.C.
The sole member of BTO NQ Side-by-Side GP L.L.C.
is Blackstone Holdings II L.P. The general partner with management authority over BTOF FD with respect to our Common Stock held thereby is Blackstone Tactical Opportunities Associates III NQ L.P.
The general partner of Blackstone Tactical Opportunities
Associates III NQ L.P. is
BTO DE GP NQ L.L.C. The managing member of BTO DE GP NQ L.L.C.
is Blackstone Holdings II L.P.
The general partner of Blackstone Holdings I L.P. and
Blackstone Holdings II L.P. is Blackstone Holdings I/II GP L.L.C.
The sole member of Blackstone Holdings I/II GP L.L.C.
is Blackstone Inc. The sole holder of the Series II preferred stock of Blackstone Inc. is
Blackstone Group Management L.L.C. Blackstone Group Management L.L.C.
is wholly-owned by Blackstones senior managing directors and controlled by its founder, Stephen A. Schwarzman. Each of the Blackstone entities described in this footnote and Mr. Schwarzman (other than to the extent it or he directly holds securities as described herein)
may be deemed to beneficially own the securities directly or indirectly controlled by such Blackstone entities or him, but each disclaims beneficial ownership of such securities.
(10)
Consists of 202,631.578948 shares of our Series A Preferred Stock that are convertible at the election of the holder into shares of our Common Stock pursuant to the terms of such Series A Preferred
Stock. JPMorgan Chase Funding Inc. is a wholly-owned subsidiary of publicly traded JPMorgan Chase & Co., the board of directors and chief executive officer of which are identified in JPMorgan Chase & Co.s filings with the SEC. Maximum Number of
Shares of Common Stock to be Sold Pursuant to this Prospectus includes 22,458,234 shares of Common Stock not currently beneficially owned but that may be issuable upon the conversion of shares of Series A Preferred Stock. Each share of Series A Preferred Stock is convertible at the holders election at a fixed conversion price of $11.00 per share of Common Stock and accrues interest daily at a rate equal to (i) 7.00% per annum on the Series A Preferred
Stated Value (as defined in the Amended and Restated Charter) of such share of Series A Preferred Stock for the period from (and including) January 24, 2023 to (but excluding) April 25, 2028, (ii) 9.00% per annum on the Series A Preferred Stated Value of such share of Series A Preferred Stock for the period from (and including) April 25, 2028 to (but excluding) April 25, 2029, and (iii) 11.00% per annum from and after April 25, 2029 until maturity on April 25, 2032.

(11)
Represents shares of Common Stock and Private Placement Warrants held by
JCIC Sponsor, and includes the Earnout Shares. JCIC Sponsor is controlled indirectly by Messrs. Kelter, Savage and Jermoluk. Pursuant to the Stockholders Agreement, JCIC Sponsor is obligated to vote for certain nominees to the Board. See the section of this prospectus entitled Certain Relationships and Related Party Transactions Stockholders Agreement for additional information.


Material Relationships with the Selling Holders
For a description of our material relationships with the Selling Holders and their affiliates see the sections of this prospectus entitled Management, Certain Relationships and Related Party Transactions and Executive and Director Compensation. In addition, the table below lists the Selling Holders that held positions as directors and officers of Jack Creek prior to the Business Combination.
Name  Age  Position
Thomas Jermoluk James H. Clark Lauren D. Ores  65 77 41  President,
Director Chief Technology OChief Financial Officer
Heather Hartnett  39  Director
Samir Kaul  48  Director
Richard Noll  64  Director